   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           INSIGHT ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       86-0766246
       (STATE OF OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION                        IDENTIFICATION NO.)

                            ------------------------

                            1912 WEST FOURTH STREET
                              TEMPE, ARIZONA 85281
                                 (602) 902-1001
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 ERIC J. CROWN,
                            CHIEF EXECUTIVE OFFICER
                           INSIGHT ENTERPRISES, INC.
                            1912 WEST FOURTH STREET
                              TEMPE, ARIZONA 85281
                                 (602) 902-1001
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                               JON S. COHEN, ESQ.
                             SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                          PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6247
                            ------------------------

                DEREGISTRATION OF 71,875 SHARES OF COMMON STOCK

     This Registration Statement on Form S-3 (Registration No. 333-14311), as amended (the "Registration Statement"), which was originally filed with the Securities and Exchange Commission on October 17, 1996, and declared effective on October 31, 1996, registered an aggregate of 1,526,250 shares of Common Stock, par value $.01 per share, of Insight Enterprises, Inc., a Delaware corporation (the "Company"). All but 71,875 of such shares of Common Stock, which may be acquired upon the exercise of warrants of the Company (the "Warrants") currently owned by Principal Financial Securities, Inc. and Pennsylvania Merchant Group Ltd., have been sold. No additional shares covered by the Registration Statement will be issued or sold pursuant thereto. Accordingly, the Company hereby applies for deregistration of the 71,875 shares of Common Stock underlying the Warrants, which shares were registered pursuant to the Registration Statement and which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Insight Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 22, 1996.

                                          INSIGHT ENTERPRISES, INC.

                                          By: /s/  Eric J. Crown

                                            ------------------------------------
                                            Eric J. Crown,
                                            Chairman of the Board and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  PERSON                               TITLE                       DATE
------------------------------------------  ----------------------------    ------------------
            /s/  Eric J. Crown              Chairman of the Board of        November 22, 1996
------------------------------------------  Directors and Chief
              Eric J. Crown                 Executive Officer (Principal
                                            Executive Officer)


                    *                       President and Director          November 22, 1996
------------------------------------------
             Timothy A. Crown



          /s/  Stanley Laybourne            Chief Financial Officer,        November 22, 1996
------------------------------------------  Secretary, Treasurer and
            Stanley Laybourne               Director (Principal
                                            Financial and Accounting
                                            Officer)


                    *                       Director                        November 22, 1996
------------------------------------------
             Larry A. Gunning


                    *                       Director                        November 22, 1996
------------------------------------------
            Robertson C. Jones



        By:  /s/  Eric J. Crown
------------------------------------------
              *Eric J. Crown
            (Attorney-in-Fact)